Exhibit 99.1

NEWS RELEASE
	Contacts:	Gregg Piontek Senior Vice President and Chief Financial Officer Newpark Resources, Inc. gpiontek@newpark.com 281-362-6800
FOR IMMEDIATE RELEASE
NEWPARK RESOURCES REPORTS FOURTH QUARTER 2020 RESULTS
Consolidated Revenues Increase 35% Sequentially; Debt Reduced by $15 Million

THE WOODLANDS, TX – February 11, 2021 – Newpark Resources, Inc. (NYSE: NR) (“Newpark” or the “Company”) today announced results for its fourth quarter ended December 31, 2020. Total revenues for the fourth quarter of 2020 were $129.7 million compared to $96.4 million for the third quarter of 2020 and $189.5 million for the fourth quarter of 2019. Net loss for the fourth quarter of 2020 was $18.4 million, or ($0.20) per share, compared to net loss of $23.9 million, or ($0.26) per share, for the third quarter of 2020, and net loss of $17.1 million, or ($0.19) per share, for the fourth quarter of 2019.
Fourth quarter 2020 operating results include the impact of $11.2 million of net pre-tax charges, all in the Fluids Systems segment ($11.1 million after-tax, $0.12 per share), primarily related to our previously-announced exit from Brazil, including $11.7 million of pre-tax charges for the non-cash recognition of cumulative foreign currency translation losses. Third quarter 2020 operating results include the impact of $4.7 million of pre-tax charges, substantially all in the Fluids Systems segment ($3.9 million after-tax, $0.04 per share), primarily related to the impairment of certain fixed assets and other non-cash charges. Fourth quarter 2019 operating results include the impact of $18.1 million of pre-tax charges, primarily in the Fluids Systems segment ($16.8 million after-tax, $0.19 per share), primarily related to the impairment of goodwill and other non-cash charges.
Paul Howes, Newpark’s President and Chief Executive Officer, stated, “2020 was a year in which companies around the world faced unprecedented challenges. I’m extremely proud of the resilience of our entire organization as we continued to advance our market diversification efforts. Although the combination of the oil & gas industry dislocation and the prolonged COVID-related headwinds impacted our operations for much of the year, we began to see these headwinds subside late in the year as revenues improved 35% sequentially to $130 million for the fourth quarter.
“Our Industrial Solutions segment, which includes our Site and Access Solutions business (formerly Mats and Integrated Services) as well as the recent start-up of industrial blending operations, contributed $50 million of revenues and an operating margin of 19%. Site and Access Solutions revenues increased $14 million, or 49% sequentially, primarily reflecting an $8 million increase in direct sales, driven by improving demand from the utility sector. In addition, rental and services revenues improved by $6 million sequentially, benefitting from elevated utility sector demand along the Gulf Coast, supporting repairs of hurricane-damaged electrical infrastructure, as well as the early-stage impact of a broader recovery in utility industry infrastructure projects following the COVID-related disruptions experienced for much of 2020. Industrial blending operations provided an $8 million revenue contribution to the fourth quarter, reflecting a full quarter’s production of disinfectant and cleaning products.”
Howes continued, “Our Fluids Systems segment posted fourth quarter 2020 revenues of $79 million, reflecting a 17% sequential improvement. The sequential improvement in Fluids Systems revenues includes an $8 million increase from North America land operations, primarily reflecting the impact of improving market conditions. Revenues from the Gulf of Mexico improved $4 million sequentially as customer activities in the prior quarter were negatively impacted by extensive weather-related disruptions. Internationally, while activity in key markets within Europe and the Middle East continue to face COVID-related headwinds, revenues improved $2 million sequentially, driven by a rebound in activity in North Africa. The Fluids operating loss in the fourth quarter was $20.1 million, which includes $11.2 million of charges, primarily related to our exit from Brazil.
“The consistent generation of Free Cash Flow through all phases of industry cycles remains a high priority, and I’m extremely pleased with our performance on that front. During the fourth quarter, we generated $15 million of cash from operations, while leveraging our capital-light business model to maintain strong Free Cash Flow generation, which led to a $15 million reduction in total debt. The fourth quarter contribution brings our full year 2020 cash from operations to $56 million, yielding Free Cash Flow of $52 million and leading to a $73 million reduction in our total outstanding debt. We ended 2020 with a total debt balance of $87 million, reflecting our lowest debt balance in more than 20 years,” concluded Howes.
Segment Name Change and Results
As part of the Company’s strategic efforts to leverage our core competencies into industrial end-markets and further diversify our revenue streams, we began producing disinfectant and industrial cleaning products in the second quarter of 2020. The ramp-up in production was completed by the end of the third quarter of 2020, which effectively repositioned our chemical blending operation located in Conroe, Texas from primarily supporting the oil and gas fluids markets to fully supporting industrial end-markets. With this transition completed, beginning in the fourth quarter of 2020, the assets and operating results associated with these industrial blending operations have been reported prospectively along with Site and Access Solutions (formerly Mats and Integrated Services) in the newly-defined Industrial Solutions segment.
The Fluids Systems segment generated revenues of $79.4 million for the fourth quarter of 2020 compared to $67.7 million for the third quarter of 2020, which included $2.6 million of revenues from industrial blending, and $134.6 million for the fourth quarter of 2019. Segment operating loss was $20.1 million for the fourth quarter of 2020 compared to $19.0 million for the third quarter of 2020 and $18.1 million for the fourth quarter of 2019. Operating loss for the fourth quarter of 2020 includes $11.2 million of net charges, primarily related to our exit from Brazil including $11.7 million of charges for the non-cash recognition of cumulative foreign currency translation losses. Operating loss for the third quarter of 2020 includes $4.5 million of charges, primarily related to the impairment of certain fixed assets and other non-cash charges. Operating loss for the fourth quarter of 2019 includes $17.0 million of charges, primarily related to impairment of goodwill and other non-cash charges.
The Industrial Solutions segment generated revenues of $50.3 million for the fourth quarter of 2020, which includes $7.5 million of revenues from industrial blending, compared to $28.7 million for the third quarter of 2020 and $54.9 million for the fourth quarter of 2019. Segment operating income was $9.5 million for the fourth quarter of 2020 compared to operating loss of $0.1 million for the third quarter of 2020 and operating income of $14.6 million for the fourth quarter of 2019.

Conference Call
Newpark has scheduled a conference call to discuss fourth quarter 2020 results and its near-term operational outlook, which will be broadcast live over the Internet, on Friday, February 12, 2021 at 10:00 a.m. Eastern Time / 9:00 a.m. Central Time. To participate in the call, dial 412-902-0030 and ask for the Newpark Resources call at least 10 minutes prior to the start time, or access it live over the Internet at www.newpark.com. For those who cannot listen to the live call, a replay will be available through February 26, 2021 and may be accessed by dialing 201-612-7415 and using pass code 13715265#. Also, an archive of the webcast will be available shortly after the call at www.newpark.com for 90 days.
Newpark Resources, Inc. is a geographically diversified supplier providing products, as well as rentals and services to a variety of industries, including oil and gas exploration, electrical transmission & distribution, pipeline, renewable energy, petrochemical, construction, and other industries. For more information, visit our website at www.newpark.com.
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical facts are forward-looking statements. Words such as “will,” “may,” “could,” “would,” “should,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” and similar expressions are intended to identify these forward-looking statements but are not the exclusive means of identifying them. These statements are not guarantees that our expectations will prove to be correct and involve a number of risks, uncertainties, and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K for the year ended December 31, 2019, and its Quarterly Reports on Form 10-Q as well as others, could cause actual plans or results to differ materially from those expressed in, or implied by, these statements. These risk factors include, but are not limited to, risks related to the COVID-19 pandemic; the worldwide oil and natural gas industry; our customer concentration and reliance on the U.S. exploration and production market; our international operations; our ability to attract, retain and develop qualified leaders, key employees and skilled personnel; the availability of raw materials; our cost and continued availability of borrowed funds, including noncompliance with debt covenants; operating hazards present in the oil and natural gas industry and substantial liability claims, including catastrophic well incidents; our ability to execute our business strategy and make successful business acquisitions and capital investments; our market competition; our contracts that can be terminated or downsized by our customers without penalty; our product offering expansion; our compliance with environmental laws and regulations; our legal compliance; the inherent limitations of insurance coverage; income taxes; the potential impairments of goodwill and long-lived intangible assets; technological developments and intellectual property in our industry; severe weather, natural disasters, and seasonality; cybersecurity breaches or business system disruptions; and fluctuations in the market value of our publicly traded securities, including our ability to maintain compliance with the New York Stock Exchange’s continued listing requirements. We assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by securities laws. Newpark's filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.newpark.com.

Newpark Resources, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended			Twelve Months Ended
(In thousands, except per share data)	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Revenues	$129,705	$96,424	$189,471	$492,625	$820,119
Cost of revenues	115,583	99,301	162,400	473,258	684,738
Selling, general and administrative expenses	20,374	20,597	27,598	86,604	113,394
Other operating (income) loss, net	(1,424)	(820)	537	(3,330)	170
Impairments	11,689	3,038	11,422	14,727	11,422
Operating income (loss)	(16,517)	(25,692)	(12,486)	(78,634)	10,395

Foreign currency exchange (gain) loss	35	580	(1,572)	3,378	(816)
Interest expense, net	2,462	2,411	3,562	10,986	14,369
Gain on extinguishment of debt	—	—	—	(419)	—
Loss before income taxes	(19,014)	(28,683)	(14,476)	(92,579)	(3,158)

Provision (benefit) for income taxes	(580)	(4,813)	2,617	(11,883)	9,788
Net loss	$(18,434)	$(23,870)	$(17,093)	$(80,696)	$(12,946)

Calculation of EPS:
Net loss - basic and diluted	$(18,434)	$(23,870)	$(17,093)	$(80,696)	$(12,946)

Weighted average common shares outstanding - basic	90,624	90,535	89,543	90,198	89,782
Dilutive effect of stock options and restricted stock awards	—	—	—	—	—
Dilutive effect of Convertible Notes	—	—	—	—	—
Weighted average common shares outstanding - diluted	90,624	90,535	89,543	90,198	89,782

Net loss per common share - basic:	$(0.20)	$(0.26)	$(0.19)	$(0.89)	$(0.14)
Net loss per common share - diluted:	$(0.20)	$(0.26)	$(0.19)	$(0.89)	$(0.14)

Newpark Resources, Inc.
Operating Segment Results
(Unaudited)

	Three Months Ended			Twelve Months Ended
(In thousands)	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Revenues
Fluids systems	$79,430	$67,711	$134,573	$354,608	$620,317
Industrial solutions	50,275	28,713	54,898	138,017	199,802
Total revenues	$129,705	$96,424	$189,471	$492,625	$820,119

Operating income (loss) (1)
Fluids systems	$(20,119)	$(18,957)	$(18,137)	$(66,403)	$3,814
Industrial solutions	9,531	(139)	14,603	13,459	47,466
Corporate office	(5,929)	(6,596)	(8,952)	(25,690)	(40,885)
Total operating income (loss)	$(16,517)	$(25,692)	$(12,486)	$(78,634)	$10,395

Segment operating margin
Fluids systems	(25.3)%	(28.0)%	(13.5)%	(18.7)%	0.6%
Industrial solutions	19.0%	(0.5)%	26.6%	9.8%	23.8%
(1)See tables below for charges included.

Operating results include the impact of the following pre-tax charges:

Consolidated	Three Months Ended			Twelve Months Ended
(In thousands)	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Brazil exit impairment - Recognition of cumulative foreign currency translation losses	$11,689	$—	$—	$11,689	$—
Goodwill impairment	—	—	11,422	—	11,422
Inventory write-downs	359	990	1,881	10,345	1,881
Severance costs	442	351	2,213	4,313	3,365
Property, plant and equipment impairments	—	3,038	—	3,038	—
Facility exit costs and other	(1,288)	286	2,631	(201)	2,631
Modification of retirement policy	—	—	—	—	3,953
	$11,202	$4,665	$18,147	$29,184	$23,252

Fluids Systems	Three Months Ended			Twelve Months Ended
(In thousands)	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Brazil exit impairment - Recognition of cumulative foreign currency translation losses	$11,689	$—	$—	$11,689	$—
Goodwill impairment	—	—	11,422	—	11,422
Inventory write-downs	359	990	1,881	10,345	1,881
Severance costs	442	189	1,112	3,729	2,264
Property, plant and equipment impairments	—	3,038	—	3,038	—
Facility exit costs and other	(1,288)	286	2,631	(201)	2,631
Modification of retirement policy	—	—	—	—	605
	$11,202	$4,503	$17,046	$28,600	$18,803

Newpark Resources, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands, except share data)	December 31, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$24,197	$48,672
Receivables, net	141,045	216,714
Inventories	147,857	196,897
Prepaid expenses and other current assets	15,081	16,526
Total current assets	328,180	478,809

Property, plant and equipment, net	277,696	310,409
Operating lease assets	30,969	32,009
Goodwill	42,444	42,332
Other intangible assets, net	25,428	29,677
Deferred tax assets	1,706	3,600
Other assets	2,769	3,243
Total assets	$709,192	$900,079

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current debt	$67,472	$6,335
Accounts payable	49,252	79,777
Accrued liabilities	36,934	42,750
Total current liabilities	153,658	128,862

Long-term debt, less current portion	19,690	153,538
Noncurrent operating lease liabilities	25,068	26,946
Deferred tax liabilities	13,368	34,247
Other noncurrent liabilities	9,376	7,841
Total liabilities	221,160	351,434

Common stock, $0.01 par value (200,000,000 shares authorized and 107,587,786 and 106,696,719 shares issued, respectively)	1,076	1,067
Paid-in capital	627,031	620,626
Accumulated other comprehensive loss	(54,172)	(67,947)
Retained earnings	50,937	134,119
Treasury stock, at cost (16,781,150 and 16,958,418 shares, respectively)	(136,840)	(139,220)
Total stockholders’ equity	488,032	548,645
Total liabilities and stockholders' equity	$709,192	$900,079

Newpark Resources, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Twelve Months Ended December 31,
(In thousands)	2020	2019
Cash flows from operating activities:
Net loss	$(80,696)	$(12,946)
Adjustments to reconcile net loss to net cash provided by operations:
Impairments and other non-cash charges	25,072	11,422
Depreciation and amortization	45,314	47,144
Stock-based compensation expense	6,578	11,640
Provision for deferred income taxes	(18,850)	(4,250)
Credit loss expense	1,427	1,792
Gain on sale of assets	(6,531)	(10,801)
Gain on extinguishment of debt	(419)	—
Amortization of original issue discount and debt issuance costs	5,152	6,188
Change in assets and liabilities:
Decrease in receivables	70,994	40,182
Decrease in inventories	39,889	699
Increase in other assets	(686)	(1,032)
Decrease in accounts payable	(29,457)	(8,318)
Decrease in accrued liabilities and other	(1,996)	(9,434)
Net cash provided by operating activities	55,791	72,286

Cash flows from investing activities:
Capital expenditures	(15,794)	(44,806)
Business acquisitions, net of cash acquired	—	(18,692)
Proceeds from sale of property, plant and equipment	12,399	13,734
Net cash used in investing activities	(3,395)	(49,764)

Cash flows from financing activities:
Borrowings on lines of credit	173,794	327,983
Payments on lines of credit	(221,781)	(335,613)
Purchases of Convertible Notes	(29,124)	—
Debt issuance costs	—	(1,214)
Proceeds from employee stock plans	—	1,314
Purchases of treasury stock	(333)	(21,737)
Other financing activities	(497)	(259)
Net cash used in financing activities	(77,941)	(29,526)

Effect of exchange rate changes on cash	(970)	(399)

Net decrease in cash, cash equivalents, and restricted cash	(26,515)	(7,403)
Cash, cash equivalents, and restricted cash at beginning of period	56,863	64,266
Cash, cash equivalents, and restricted cash at end of period	$30,348	$56,863

Newpark Resources, Inc.
Non-GAAP Reconciliations
(Unaudited)
To help understand the Company’s financial performance, the Company has supplemented its financial results that it provides in accordance with generally accepted accounting principles (“GAAP”) with non-GAAP financial measures. Such financial measures include earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDA Margin, Free Cash Flow, Net Debt, and the Ratio of Net Debt to Capital.
We believe these non-GAAP financial measures are frequently used by investors, securities analysts and other parties in the evaluation of our performance and liquidity with that of other companies in our industry. Management uses these measures to evaluate our operating performance, liquidity and capital structure. In addition, our incentive compensation plan measures performance based on our consolidated EBITDA, along with other factors. The methods we use to produce these non-GAAP financial measures may differ from methods used by other companies. These measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with GAAP.
EBITDA and EBITDA Margin
The following tables reconcile the Company’s net income (loss) or segment operating income (loss) calculated in accordance with GAAP to the non-GAAP financial measure of EBITDA:

Consolidated	Three Months Ended			Twelve Months Ended
(In thousands)	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net income (loss) (GAAP) (1)	$(18,434)	$(23,870)	$(17,093)	$(80,696)	$(12,946)
Interest expense, net	2,462	2,411	3,562	10,986	14,369
Provision (benefit) for income taxes	(580)	(4,813)	2,617	(11,883)	9,788
Depreciation and amortization	11,128	11,271	12,253	45,314	47,144
EBITDA (non-GAAP) (1)	$(5,424)	$(15,001)	$1,339	$(36,279)	$58,355
(1)See table above for charges included.

Newpark Resources, Inc.
Non-GAAP Reconciliations (Continued)
(Unaudited)

Fluids Systems	Three Months Ended			Twelve Months Ended
(In thousands)	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Operating income (loss) (GAAP) (1)	$(20,119)	$(18,957)	$(18,137)	$(66,403)	$3,814
Depreciation and amortization	4,869	5,227	5,691	20,555	21,202
EBITDA (non-GAAP) (1)	(15,250)	(13,730)	(12,446)	(45,848)	25,016
Revenues	79,430	67,711	134,573	354,608	620,317
Operating Margin (GAAP)	(25.3)%	(28.0)%	(13.5)%	(18.7)%	0.6%
EBITDA Margin (non-GAAP)	(19.2)%	(20.3)%	(9.2)%	(12.9)%	4.0%
(1)See table above for charges included.

Industrial Solutions	Three Months Ended			Twelve Months Ended
(In thousands)	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Operating income (loss) (GAAP)	$9,531	$(139)	$14,603	$13,459	$47,466
Depreciation and amortization	5,186	4,916	5,505	20,427	21,763
EBITDA (non-GAAP)	14,717	4,777	20,108	33,886	69,229
Revenues	50,275	28,713	54,898	138,017	199,802
Operating Margin (GAAP)	19.0%	(0.5)%	26.6%	9.8%	23.8%
EBITDA Margin (non-GAAP)	29.3%	16.6%	36.6%	24.6%	34.6%

Newpark Resources, Inc.
Non-GAAP Reconciliations (Continued)
(Unaudited)
Free Cash Flow
The following table reconciles the Company’s net cash provided by operating activities calculated in accordance with GAAP to the non-GAAP financial measure of the Company's free cash flow:

Consolidated	Three Months Ended			Twelve Months Ended
(In thousands)	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net cash provided by operating activities (GAAP)	$15,498	$15,280	$19,100	$55,791	$72,286
Capital expenditures	(1,185)	(3,954)	(9,003)	(15,794)	(44,806)
Proceeds from sale of property, plant and equipment	1,902	2,534	6,618	12,399	13,734
Free Cash Flow (non-GAAP)	$16,215	$13,860	$16,715	$52,396	$41,214

Ratio of Net Debt to Capital
The following table reconciles the Company’s ratio of total debt to capital calculated in accordance with GAAP to the non-GAAP financial measure of the Company’s ratio of net debt to capital:

(In thousands)	December 31, 2020	December 31, 2019
Current debt	$67,472	$6,335
Long-term debt, less current portion	19,690	153,538
Total Debt	87,162	159,873
Total stockholders' equity	488,032	548,645
Total Capital	$575,194	$708,518

Ratio of Total Debt to Capital	15.2%	22.6%

Total Debt	$87,162	$159,873
Less: cash and cash equivalents	(24,197)	(48,672)
Net Debt	62,965	111,201
Total stockholders' equity	488,032	548,645
Total Capital, Net of Cash	$550,997	$659,846

Ratio of Net Debt to Capital	11.4%	16.9%
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